ESCROW AGREEMENT
AMENDMENT NO. 1

This Escrow Agreement Amendment No. 1 (this “Escrow Amendment”) is dated as of July 22, 2009, among (i) Premier Power Renewable Energy, Inc., a corporation duly organized under the laws of the State of Delaware, (ii) Rupinvest Sarl, a corporation duly organized and existing under the laws of Luxembourg, (iii) Esdras Ltd., a corporation duly organized and existing under the laws of Cyprus, and (iv) Capita Trust Company Limited, a private limited company incorporated in England and Wales.

WHEREAS, Premier Power Renewable Energy, Inc., Rupinvest Sarl and Esdras Ltd. entered into a Share Exchange Agreement on or about June 3, 2009 (the “Share Exchange Agreement”);

WHEREAS, the parties hereto entered into an Escrow Agreement or on about July 9, 2009 (the “Escrow Agreement”) in connection with the Share Exchange Agreement; and

WHEREAS, subject to the terms and conditions set forth in this Escrow Amendment, the parties hereto desire to amend certain provisions of the Escrow Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.           Amendment to Escrow Agreement.  Effective immediately upon the complete execution of this Escrow Amendment, the definition of “Share Exchange Deliveries Deadline” in Section 2.1 of the Escrow Agreement shall mean “twenty-seven (27) Trading Days of the Escrow Opening Date” so that the Share Exchange Deliveries Deadline shall be July 31, 2009.

2.           Further Assurances.  The parties hereto hereby agree to execute and deliver such additional documents, instruments, or agreements as may be necessary and appropriate to effectuate the purposes of this Escrow Amendment.

3.           Successors and Assigns.  This Escrow Amendment is binding upon and shall inure to the benefit of the successors and permitted assigns of the parties hereto.

4.           Governing Law.  All questions concerning the construction, validity, enforcement, and interpretation of this Escrow Amendment shall be determined in accordance with the provisions of the Escrow Agreement.

5.           Counterparts. This Escrow Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that all parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

6.           Effectiveness of Escrow Agreement.  Except as otherwise amended or revised pursuant to this Escrow Amendment, the terms, conditions, and provisions of the Escrow Agreement shall be in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Escrow Amendment as of the date first above written.

PREMIER POWER RENEWABLE ENERGY, INC.

By: /s/ Dean Marks
Dean Marks
Chief Executive Officer

RUPINVEST SARL

By: /s/ Francois Bourgon
Francois BOURGON
Gerant

By: /s/ Miguel de Anquin
Miguel DE ANQUIN
Gerant

ESDRAS LTD.

By: /s/ Massimo Saluppo
Massimo SALUPPO
Procuratore

CAPITA TRUST COMPANY LIMITED

By: /s/ Colin Benford
Name: Colin Benford
Title: Director

By: /s/ David Baker
Name: David Baker
Title: Director